Exhibit 99
                       Information Regarding Joint Filers

Designated Filer of Form 4:         Durus Capital Management LLC

Date of Earliest Transaction Required to be Reported:           October 28, 2002

Issuer Name and Ticker Symbol:      Novoste Corporation (NOVT)

Joint Filer Names and addresses:

Scott Sacane, 20 Marshall Street, ste 320, South Norwalk, CT 06854

Signatures:


/s/ Scott Sacane
----------------
Scott Sacane


Durus Capital Management, LLC



By:      /s/ Scott Sacane
         ----------------
Name:    Scott Sacane
Title:   Managing Member